EXHIBIT 99.1

For Release Wednesday, June 6, 2012; 7:00 AM ET

CYBERONICS REPORTS RECORD QUARTER AND ANNUAL RESULTS
 AND PROVIDES FISCAL 2013 GUIDANCE

Fiscal 2012 Net Sales of $219 million, a 15% Increase

Income from Operations Increased by 24% over Fiscal 2011

HOUSTON, Texas June 6, 2012 -- Cyberonics, Inc. (NASDAQ:CYBX), a global leader in epilepsy management, today announced results for the fourth quarter and fiscal year ended April 27, 2012.

Annual Highlights
Operating results for fiscal 2012 compared with fiscal 2011, and other achievements, include:

•	Record net sales of $219 million, a 15% increase from $190 million;
•	U.S. net epilepsy sales increased by 13%;
•	International net sales increased by 26% on a constant currency basis;
•	Income from operations of $61 million, an increase of 24%;
•	Income per diluted share of $1.28, an increase of 27% from an adjusted income per diluted share of $1.01;
•	Adjusted EBITDA of $77 million, an increase of 30%;
•	Share repurchases of $50 million;
•	Cash totaled $97 million at year end;
•	Publication of key studies further validating the clinical efficacy and economic value of VNS Therapy for epilepsy; and
•	Successful commercial launch of the new AspireHC™ generator.

Quarterly Highlights
Operating results for the fourth quarter fiscal 2012 compared to the fourth quarter of fiscal 2011 include:

•	Net sales increased by 13% to a record $58 million;
•	U.S. net sales increased by 10%;
•	International net sales increased by 33% on a constant currency basis;
•	Income from operations increased to a record $18 million;
•	Income per diluted share increased by 46% to $0.38 cents.

As discussed below under “Use of Non-GAAP Financial Measures,” the company presents in this release certain non-GAAP financial measures:  Adjusted EBITDA, adjusted net income and adjusted income per diluted share.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.  Please refer to the attached reconciliation between GAAP and non-GAAP financial measures.

Results and objectives
“Record setting fourth quarter and fiscal 2012 revenue and income from operations results provided further evidence of the underlying strength of our worldwide epilepsy business,” commented Dan Moore, Cyberonics' President and Chief Executive Officer.  “The company’s worldwide sales growth in epilepsy has now averaged 17% for the last five years.  We continue to see opportunities for future growth, particularly with the increase in global VNS replacement activity, which is expected to generate approximately $100 million in sales in fiscal 2013.

“We are pleased with the continued sales growth in both our U.S. and international epilepsy businesses, in line with the trends of recent quarters.  Initial demand for the AspireHC™ generator is encouraging.

“Net sales in our international business have consistently improved throughout fiscal 2012, and on a constant currency basis, international revenue increased by 26%.  Annual unit sales internationally increased by almost 19% over the previous year, and fourth quarter unit sales were up by 30%.  This improvement has been driven by a very strong rebound in our European business following the increased investments we initiated to build the team a year ago.  Also, during the last several quarters, we have increased our focus and investment in Japan, and we expect to experience improvement in that geography throughout fiscal year 2013.

“We reported adjusted EBITDA of $77 million for fiscal 2012, providing evidence of the strong cash flow generated by the business.  Our available cash balance at fiscal 2012 year end was $97 million, after share repurchases of more than $50 million during the year, retirement of remaining debt of $7 million and additional capital expenditure and investments of $22 million, including a $4 million investment in another potential neuroscience opportunity, obstructive sleep apnea.”

Mr. Moore concluded, “Fiscal 2012 was another successful fiscal year for Cyberonics.  We continue to emphasize sustainable sales growth and profitability, along with effective market and product development, as our primary goals.  We were very gratified to see significant progress again this year, which marks the fifth consecutive year of operating improvement by the Cyberonics team as we approach the Company’s 25th anniversary.  Our expectations for fiscal 2013 include continued market penetration in the U.S., ongoing improvement in our international markets, a focus on clinical trial enrollments, and continued product development execution required to further enhance our product offering.  We are extremely proud of the accomplishments of the entire global Cyberonics’ team.”

Fiscal 2013 Guidance
Cyberonics is providing net sales guidance for fiscal year 2013 in the range from $241 million to $244 million.  In addition, the company expects that income from operations for fiscal year 2013 will be in the range from $70 million to $72 million.

The anticipated amount of the medical device tax, scheduled to be implemented on January 1, 2013, is excluded from income from operations guidance, but included in net income and diluted earnings per share guidance.

Net income for fiscal year 2013 is expected to be in the range of $41.5 million to $43.5 million.

The company expects that diluted earnings per share (EPS) will be in the range from $1.49 to $1.59.

Cash payments for income taxes are not expected to exceed 3% of income before tax during fiscal 2013.

Guidance excludes any unusual items or discrete tax items that may occur during the year, and reflects information available at this time.

Additional details will be provided during today’s conference call and in an investor presentation summarizing the company’s fourth quarter and fiscal year 2012 results, which is available in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com.

Use of Non-GAAP financial measures

In this press announcement, management has disclosed financial measurements that present financial information not in accordance with Generally Accepted Accounting Principles (GAAP).  These measurements are not a substitute for GAAP measurements, although company management uses these measurements as aids in monitoring the company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies.  Non-GAAP adjusted net income and non-GAAP adjusted income per diluted share measure the income and income per diluted share of the company, removing the discrete tax items recorded in the second quarter of fiscal 2011, which management considers relevant for an investor’s understanding of this event.  Management uses and presents non-GAAP adjusted net income and non-GAAP adjusted income per diluted share because management believes it facilitates consideration of ongoing operating activities and thereby, the company’s short- and long-term financial trends.  Management also uses non-GAAP adjusted net income to forecast and to evaluate the operational performance of the company, as well as to compare results of current periods to prior periods on a consistent basis.  Adjusted earnings before interest, income tax, depreciation and amortization (“Adjusted EBITDA”) measures the income from operations of the company and excludes the aforementioned items, as well as non-cash equity compensation and other income (expense), net.

Non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.  Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

Fourth Quarter and Fiscal Year 2012 Results Conference Call Instructions

Cyberonics will host a conference call today, June 6, 2012, beginning at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to review its results of operations for the fourth quarter and fiscal 2012 and future outlook, followed by a question and answer session.

The conference call will be available to interested parties through a live audio webcast in the investor relations section of Cyberonics’ corporate website at http://www.cyberonics.com, where it will be archived and accessible for approximately 12 months.  To listen to the conference call live by telephone dial 877-638-4557 (if dialing from within the U.S.) or 914-495-8522 (if dialing from outside the U.S.).  The conference ID is 71644644.

A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 855-859-2056 (if dialing from within the U.S.) or 404-537-3406 (if dialing from outside the U.S.).  The replay conference ID access code is 71644644.  The replay will be available for one week on the above number.

About Cyberonics, Inc. and the VNS Therapy® System

Cyberonics, Inc. is a medical technology company with core expertise in neuromodulation.  The company developed and markets the VNS Therapy System, which is FDA-approved for the treatment of refractory epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers electrical pulsed signals to the vagus nerve.  Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics and the VNS Therapy System is available at www.cyberonics.com.

Safe harbor statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words. Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning improving our profitability and sustaining our sales growth, continued market penetration in the U.S., improved performance in our international markets, particularly Europe and Asia, improvement in Japan, enrolling our clinical studies, including E-36, executing our product development plans to enhance our product offering, expanding our business over time, and fiscal 2013 guidance, as follows: sales of $241 million to $244 million, operating income of $70 million to $72 million, net income of $41.5 million to $43.5 million, earnings per share of $1.49 to $1.59 and the payment of cash taxes not to exceed 3% of income before tax. Our actual results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS therapy and sales of our products; reimbursement approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third parties; intellectual property protection and potential patent infringement claims; potential litigation relating to compliance with laws and regulations pertaining to our business; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the potential identification of material weaknesses in our internal controls over financial reporting; and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC). For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 29, 2011, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 29, 2011, October 28, 2011 and January 27, 2012.

Contact Information

Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

CYBERONICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited except where indicated)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 27, 2012	April 29, 2011	April 27, 2012	April 29, 2011
				(Audited)
Net sales	$57,609,009	$51,122,590	$218,502,731	$190,464,398
Cost of sales	4,474,145	6,199,158	19,656,332	23,020,032
Gross profit	53,134,864	44,923,432	198,846,399	167,444,366
Operating expenses:
Selling, general and administrative	26,038,981	24,280,217	102,568,776	89,654,039
Research and development	9,128,198	7,613,096	35,334,770	28,602,684
Total operating expenses	35,167,179	31,893,313	137,903,546	118,256,723
Income from operations	17,967,685	13,030,119	60,942,853	49,187,643

Interest income	81,675	83,058	326,118	262,298
Interest expense	(46,428)	(98,815)	(296,725)	(397,975)
Gain (loss) on early extinguishment of debt	-	-	(3,670)	83,074
Other expense, net	(69,089)	(86,514)	(547,148)	(470,109)

Income before income tax	17,933,843	12,927,848	60,421,428	48,664,931
Income tax expense	7,270,623	5,498,651	24,343,696	1,939,221

Net income	$10,663,220	$7,429,197	$36,077,732	$46,725,710

Basic income per share	$0.39	$0.26	$1.30	$1.67
Diluted income per share	$0.38	$0.26	$1.28	$1.64

Shares used in computing basic income per share	27,570,002	28,354,786	27,826,586	28,050,638
Shares used in computing diluted income per share	28,055,627	28,964,527	28,306,732	28,609,619

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited except where indicated)

	April 27, 2012	April 29, 2011
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$96,654,275	$89,313,850
Accounts receivable, net	29,266,847	28,578,622
Inventories	14,385,875	15,270,904
Deferred tax assets	16,994,209	13,738,703
Other current assets	3,801,705	4,698,097
Total Current Assets	161,102,911	151,600,176
Property, plant and equipment, net	22,160,671	8,203,392
Intellectual property, net	4,509,612	5,237,857
Long-term investments	9,508,768	5,209,590
Deferred tax assets	14,265,574	40,137,463
Other assets	360,659	1,080,727
Total Assets	$211,908,195	$211,469,205

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payables and accrued liabilities	$23,032,636	$22,086,093
Convertible notes	4,000	7,048,000
Total Current Liabilities	23,036,636	29,134,093
Long-term Liabilities	5,402,189	6,881,762
Total Liabilities	28,438,825	36,015,855
Total Stockholders' Equity	183,469,370	175,453,350
Total Liabilities and Stockholders' Equity	$211,908,195	$211,469,205

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, except where indicated)

	For the Fifty-Two Weeks Ended
	April 27, 2012	April 29, 2011
		(Audited)
Cash Flow From Operating Activities:
Net income	$36,077,732	$46,725,710
Non-cash items included in net income:
Loss (gain) on early extinguishment of debt	3,670	(83,074)
Stock-based compensation	11,152,110	6,365,003
Deferred income taxes	22,616,383	1,101,763
Unrealized (gain) loss in foreign currency transactions	1,779,285	(1,648,479)
Other	3,234,368	1,764,002
Changes in operating assets and liabilities:
Accounts receivable, net	(1,247,219)	(1,952,789)
Inventories	682,445	(819,399)
Other	727,391	(1,580,630)
Net cash provided by operating activities	75,026,165	49,872,107
Cash Flow From Investing Activities:
Release of restricted cash	-	1,000,000
Acquired intellectual property	(500,000)	(3,844,401)
Equity investments	(4,000,000)	-
Purchases of property, plant and equipment	(17,484,102)	(3,542,599)
Convertible promissory note	-	(5,000,000)
Net cash used in investing activities	(21,984,102)	(11,387,000)
Cash Flow From Financing Activities:
Repurchase of convertible notes	(7,044,000)	(8,241,260)
Proceeds from exercise of options for common stock	10,772,767	15,230,997
Purchase of treasury stock	(50,444,649)	(14,177,574)
Net cash used in financing activities	(46,715,882)	(7,187,837)
Effect of exchange rate changes on cash and cash equivalents	1,014,244	(1,213,331)
Net increase in cash and cash equivalents	7,340,425	30,083,939
Cash and cash equivalents at beginning of period	89,313,850	59,229,911
Cash and cash equivalents at end of period	$96,654,275	$89,313,850

 RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(Unaudited)

The following table sets forth the reconciliation between U.S. GAAP Net income and our non-GAAP financial measure for Adjusted EBITDA (unaudited):

	For the Fifty-Two Weeks Ended
	April 27, 2012	April 29, 2011

Net income	$36,077,732	$46,725,710
Interest expense (income), net	(29,393)	135,677
Loss (gain) on extinguishment of debt	3,670	(83,074)
Other expense, net	547,148	470,109
Income tax expense	24,343,696	1,939,221
Income from Operations	$60,942,853	$49,187,643
Depreciation and amortization	4,245,965	3,336,833
Impairment of intellectual property	482,603	-
Equity based compensation	11,152,110	6,365,003
Adjusted EBITDA	$76,823,531	$58,889,479

The following table sets forth the reconciliation between U.S. GAAP and our non-GAAP financial measures for net income and diluted earnings per share (unaudited):

	For the Fifty-Two Weeks Ended
	April 27, 2012	April 29, 2011

Net income	$36,077,732	$46,725,710
Impact of discrete tax items (1)	-	(17,855,004)
Adjusted net income – non-GAAP	$36,077,732	$28,870,706

Diluted shares outstanding	28,306,732	28,609,619

Diluted income per share	$1.28	$1.64
Adjusted diluted income per share – non-GAAP	$1.28	$1.01

(1)
The discrete tax items recorded during the 52 weeks ended April 29, 2011 included a tax benefit of $8.9 million based on our evaluation of the recoverability of our deferred tax assets and a tax benefit item of $9.0 million based on a check-the-box election to treat Cyberonics Europe BVBA, as a disregarded entity for U.S. federal tax purposes, resulting in the repatriation of the losses realized by Cyberonics Europe BVBA.